UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2020

GCI, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-05890	47-1211994
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.01. Changes in Control of Registrant.

On December 18, 2020 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of August 6, 2020 (the “Merger Agreement”), entered into by Liberty Broadband Corporation (“Liberty Broadband”), GCI Liberty, Inc., the parent company of GCI, LLC (“GCI Liberty”), Grizzly Merger Sub 1, LLC, a wholly owned subsidiary of Liberty Broadband (“Merger LLC”), and Grizzly Merger Sub 2, Inc., a wholly owned subsidiary of Merger LLC (“Merger Sub”), Merger Sub merged with and into GCI Liberty, with GCI Liberty surviving the merger as an indirect wholly owned subsidiary of Liberty Broadband (the “First Merger”). Immediately following the First Merger, GCI Liberty (as the surviving corporation in the First Merger) merged with and into Merger LLC, with Merger LLC surviving as a wholly owned subsidiary of Liberty Broadband and the parent company of GCI, LLC (together with the First Merger, the “Combination”).

The foregoing description of the Combination and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is included as Annex A to the joint proxy statement/prospectus filed by GCI Liberty and Liberty Broadband with the Securities and Exchange Commission on October 30, 2020 and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2020

GCI, LLC

By:	/s/ Craig Troyer
	Name:	Craig Troyer
	Title:	Senior Vice President and Assistant Secretary